Exhibit 99.2

TeleTech Acquires Canada-Based Customer Experience Provider Atelka

Expansion Into Canadian Market Supports Growing Demand for Innovative, Technology-Enabled Customer Experience Solutions

DENVER, Nov. 9, 2016 – TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of customer experience, engagement and growth solutions, today announced that it has closed the acquisition of Canada-based customer experience provider, Atelka. Under the terms of the agreement, Atelka will become part of TeleTech’s Customer Management Services (CMS) segment. This transaction is expected to be immediately accretive to earnings on a per share basis.

“Our acquisition of Atelka is part of our strategy to bring our holistic customer engagement platform to key geographies. Over the past several years, we have been assembling the strategy, technology, analytics, and digital capabilities required for companies to thrive in the always on, always connected and always engaged world,” commented Kenneth Tuchman, chairman and chief executive officer of TeleTech. “With Atelka’s strong management team, outstanding employees and several long-standing client relationships, we now have a solid foundation for growth in the important Canadian market.”

Atelka CEO, Tom Loberto, commented, “This is a strategic move for Atelka. Through this new relationship, we will be able to extend our value to our clients with TeleTech’s full range of customer engagement solutions. Increasingly our clients are looking for innovative ways to deepen engagement with their customers. Our ability to combine TeleTech’s full platform of innovative services with our operational excellence will create new opportunities for both our clients and our employees.”

With headquarters in Montreal, Quebec, Atelka has 2,800 employees in four Canadian provinces. Speaking up to nine languages, Atelka employees serve leading Canada-based clients in telecom, logistics and entertainment.

ABOUT TELETECH

TeleTech is a leading global provider of customer experience, engagement and growth solutions. Founded in 1982, the Company helps its clients acquire, retain and grow profitable customer relationships. Using customer-centric strategy, technology, processes and operations, TeleTech partners with business leadership across marketing, sales and customer care to design and deliver a simple, more human customer experience across every interaction channel. Servicing over 80 countries, TeleTech’s 43,500 employees live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TeleTech is bringing humanity to the customer experience, visit TeleTech.com.

Investor Contact	Media Contact
Paul Miller	Elizabeth Grice
303.397.8641	303.397.8507

ABOUT ATELKA

Atelka Enterprise Inc. (“Atelka”), a leading Canada-based customer contact management provider, offers comprehensive multilingual omni-channel contact solutions in addition to a complete line of business process outsourcing (BPO) services. The company provides wide-ranging enterprise services for a variety of high-profile national companies in the telecommunications, public service and entertainment industries. Founded in 2003 and headquartered in Montreal, Quebec, today Atelka is one of the largest independent Canadian contact centers in the country and employs approximately 2,800 people across its eight sites in four provinces: Quebec, Ontario, New Brunswick and Prince Edward Island.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q.TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

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